UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d)(2))
☐	Definitive Information Statement

AETERNUM HEALTH, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

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AETERNUM HEALTH, INC.

601 Pennsylvania Ave., N.W.

Suite 900

Washington, D.C. 20004

(202) 580-6500

Notice of Action by Written Consent of Shareholders to be Effective September __, 2026

Dear Stockholder:

Aeternum Health, Inc., a Delaware corporation. (the “Company”), hereby notifies our stockholders of record on August 27, 2026, that stockholders holding approximately 73% of the voting power have approved, by written consent in lieu of a special meeting on July 31, 2026, and August 16, 2026, the following proposals:

Proposal 1:	To change the name of the Company to Aeternum Resources, Inc.;

Proposal 2:	To increase the number of authorized shares of our common stock, par value $0.01 par value per share, to 500,000,000 shares of common stock;

Proposal 3:	To effect a reverse split in the ratio of 1 share of common stock for each 20 shares; and

Proposal 4:	To increase the number of designated shares of Series B preferred stock, par value $0.01 per share, to 4,000,000 shares.

This Information Statement is first being mailed to our stockholders of record as of the close of business on August 27, 2026. The action contemplated herein will not be effective until the later of (i) September __, 2026, a date which is at least 20 days after the date on which our definitive Information Statement is first mailed to our stockholders of record, or (ii) announcement of the Company’s new name and symbol in the Daily List by the Financial Industry Regulatory Authority (FINRA) of such corporate action. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

The corporate action is taken by consent of the holders of a majority of the shares outstanding, and pursuant to Delaware law and the Company’s bylaws that permit holders of a majority of the voting power to take a stockholder action by written consent. Proxies are not being solicited because a stockholder holding approximately 73% of the issued and outstanding voting capital stock of the Company holds more than enough shares to effect the proposed action and has voted in favor of the proposals contained herein.

Exhibit A Amendment to the Company’s Certificate of Incorporation dated July 31, 2026

Exhibit B Amendment to the Company’s Certificate of Incorporation dated August 6, 2026

/s/ Paul Mann
President and CEO’
August __, 2026

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AETERNUM HEALTH, INC.

601 Pennsylvania Ave., N.W.

Suite 900

Washington, D.C. 20004

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is being furnished to the stockholders of Aeternum Health, Inc., a Delaware corporation (the “Company”), in connection with the adoption of two Amendments to our Certificate of Incorporation by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. On July 31, 2026, and August 6, 2026, both our Board of Directors and the holders of a majority of our voting capital stock approved two amendments to our Certificate of Incorporation to change our name to Aeternum Resources, Inc., to increase the number of authorized shares of our common stock from 250,000,000 to 500,000,000, to effect a 1:20 reverse split of our common stock and to increase the number of designated shares of our Series B preferred stock, . The Amendments have been filed with the Delaware Secretary of State but will not become effective until the later of (i) August __, 2026, a date which is at least 20 days after the date on which our definitive Information Statement is first mailed to our stockholders of record, or (ii) announcement of the Company’s new name and reverse split in the Daily List by the Financial Industry Regulatory Authority (FINRA) of such corporate action.

Voting Securities

As of the date of this Information Statement, our voting securities consist of our shares of our common stock, par value $0.01 per share (“Common Stock”) of which 97,105,204 shares are outstanding, and 2,000,000 shares of Series B preferred stock, par value $0.01 (“Series B Preferred Stock”, and collectively with the Common Stock, the “Voting Stock”) that vote on an as-converted basis of 40 shares of Common Stock for each share of Series B preferred stock. Approval of the Amendments requires the affirmative consent of a majority of the shares of our Voting Stock issued and outstanding at August 27, 2026 (the “Record Date”). The quorum necessary to conduct business of the stockholders consists of a majority of the Voting Stock issued and outstanding as of the Record Date.

A stockholder who beneficially owns approximately 73% of the Voting Stock through his ownership of 49,000,000 issued and outstanding shares of Common Stock and an aggregate of 2,000,000 shares of our Series B Preferred Stock is the “Consenting Stockholder.” Each holder of Series B Preferred Stock is entitled to cast 40 shares of Common Stock for each share of Series B Preferred Stock held. All 2,000,000 shares of Series B Preferred Stock are held by Paul Mann, our current Chairman and President. The Consenting Stockholder has the power to vote 73% of our Voting Stock, which number exceeds the majority of the Voting Stock on the date of this Information Statement. The Consenting Stockholder has consented to the proposed action set forth herein and had and has the power to pass the proposed corporate action without the concurrence of any of our other stockholders.

The approval of this action by written consent is made possible by Section 228 of the Delaware General Corporation Law, which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. To eliminate the costs involved in holding a special meeting, our Board of Directors elected to utilize the written consent of the holder of more than a majority of our Voting Stock.

This Information Statement will be mailed on or about September __, 2026 to stockholders of record as of the Record Date and is being delivered to inform you of the corporate action described herein before such action takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

The Delaware General Corporation Law does not provide for dissenter’s rights of appraisal in connection with the proposed action nor have we provided for appraisal rights in our Certificate of Incorporation or Bylaws.

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PROPOSAL 1 –

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO EFFECT A CHANGE OF NAME OF THE COMPANY

We will change our name in an Amendment to our Certificate of Incorporation from “Aeternum Health, Inc.” to “Aeternum Resources, Inc.” to reflect our new focus on its entry to the mining and processing of critical minerals in addition to providing services, products and solutions to increase longevity and achieve optimal health. Attached as Exhibit A and incorporated herein by reference is the text of the Certificate of Amendment to our Certificate of Incorporation as approved by the Consenting Stockholder to effect this change.

Certificate of Incorporation and Bylaws

Other provisions of the Company’s Certificate of Incorporation and Bylaws may have the effect of deterring unsolicited attempts to acquire a controlling interest in the Company or impeding changes in our management. Preferred stock may be issued in the future in connection with acquisitions, financings or other matters, as the Board of Directors deems appropriate. In the event that we determine to issue any shares of preferred stock, a certificate of designation containing the rights, privileges, and limitations of this series of preferred stock will be filed with the Secretary of State of the State of Delaware. The effect of this preferred stock designation power is that our Board of Directors alone, subject to Federal securities laws, applicable blue sky laws, and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of the Company without further action by our stockholders, and may adversely affect the voting and other rights of the holders of1 our Common Stock.

Our Certificate of Incorporation does not provide our stockholders with cumulative voting rights.

Our Bylaws provide that the President of the Company shall call a special meeting of shareholder. whenever so requested in writing by a majority of directors or by shareholders representing not less than twenty-five (25%) percent of the total number of shares of the issued and outstanding capital stock entitled to vote at said meeting, but since our Certificate of Incorporation delegates to the Board of Directors the power to make, alter, amend, change, add to or repeal the Bylaws, this power might be used to defeat stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

We are not aware of any attempt to take control of the Company and are not presenting this proposal with the intent that it be utilized as a type of anti−takeover device. The proposal is being made at this time to make available a sufficient number of shares of Common Stock and Preferred Stock to meet the Company’s current potential obligations to issue Common Stock and to provide us with greater flexibility to issue shares for general corporate purposes that may be identified in the future.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of August 21, 2026, certain information concerning the beneficial ownership of Common Stock by (i) each person known by the company to be the owner of more than 5% of the outstanding Common Stock, (ii) each director, (iii) our executive officers, and (iv) all directors and executive officers as a group. In general, “beneficial ownership” includes those shares a director or executive officer has the power to vote or the power to transfer, and stock options and other rights to acquire Common Stock that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The calculation of the percentage owned is based on 97,105,204 shares of Common Stock outstanding and 2,000,000 shares of Series B Preferred Stock with the voting power of 40 shares of Common Stock for each share of Series B Preferred Stock issued and outstanding.

Paul Mann has voting control through his ownership of 49,000,000 shares of Common Stock and 2,000,000 shares of Series B Preferred Stock. Each share of Series B Preferred Stock entitles the holder to vote on all matters submitted to a vote of our shareholders with each share casting a vote equal to 40 shares of Common Stock.

Name and Address[1]	Amount and Nature of Beneficial Ownership	Percentage of Voting Power
Paul Mann (2)	49,000,000	73%
All Officers and Directors as a Group (1)	106,589,7581	73%

(1) Unless otherwise indicated, the address of such individual is c/o the Company.

(2) Paul Mann has voting control through his ownership of 2,000,000 shares of Series B Preferred Stock voting on an as-converted basis and his ownership of 49,000,000 shares of Common Stock. This chart reflects total Voting Stock equal to the issued and outstanding shares of Common Stock and Series B Preferred Stock for a total of 177,105,204 shares of Voting Stock.

PROPOSAL 2 –

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors unanimously approved and adopted, and our Consenting Stockholder approved, an amendment to our Certificate of Incorporation to increase the authorized shares of Common Stock from 250,000,000 to 500,000,000. Our Board of Directors wants to facilitate the growth of the Company under the new management team to have a sufficient number of shares of capital stock to acquire sources of critical minerals, enter into strategic partnerships, make accretive acquisitions in both the current focus on critical minerals and the future healthcare businesses and to employ additional management and administrative personnel. Attached as Exhibit A and incorporated herein by reference is the text of the Certificate of Amendment to our Certificate of Incorporation as approved by the Consenting Stockholder to effect this change.

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PROPOSAL 3 –

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE SPLIT OF SHARES OF OUR COMMON STOCK

Our Board of Directors unanimously approved and adopted, subject to stockholder approval, a reverse stock split of the Company’s Common Stock. Pursuant to the proposed Reverse Split, 20 outstanding shares of Common Stock will be combined and become one share of Common Stock (the “Reverse Split”). Attached as Exhibit A and incorporated herein by reference is the text of the Certificate of Amendment to the Certificate of Incorporation (the “Amended Certificate”) as approved by the Consenting Stockholder to effect the Reverse Split.

As of August 21, 2026, the Company had 97,105,204 shares of Common Stock issued and outstanding. Based on the number of shares currently issued and outstanding, immediately following the Reverse Split the Company will have approximately 4,855,261 shares of Common Stock issued and outstanding (without giving effect to rounding for fractional shares).

The par value of the Common Stock will not be changed nor will the number of authorized shares be reduced in connection with the Reverse Split. The Board determined that the availability of additional shares was necessary to consummate future financing transactions or business combinations. The availability of additional shares will also permit the Board to issue shares, or instruments convertible into or exercisable for such shares, for general corporate purposes.

When implemented, the Reverse Split will be realized simultaneously and in the same ratio for all shares of the Common Stock. All holders of Common Stock will be affected uniformly by the Reverse Split, which will have no effect on the proportionate holdings of any of our stockholders, except for possible changes due to the treatment of fractional shares resulting from the Reverse Split. In lieu of issuing fractional shares, the Company will round up in the event a stockholder would be entitled to receive less than one share of Common Stock as a result of the Reverse Split. In addition, the split will not affect any holder of Common Stock’s proportionate voting power (subject to the treatment of fractional shares), and all shares of Common Stock will remain fully paid and non-assessable. The number of authorized and issued shares of the Company’s various series of preferred stock will not be affected in any way by the Reverse Split.

The Company filed an Amendment (the “Amendment”) to the Certificate of Incorporation with the Secretary of State of the State of Delaware on July 31, 2026. In accordance with the Amendment, the Reverse Split will be effective upon the later of the announcement of the Reverse Split in the Daily List by the Financial Industry Regulatory Authority (FINRA) of such corporate action and 20 days after the Definitive Schedule 14C is first mailed to our shareholders of record.

The following chart reflects the changes in our capital structure following the reverse split, the top row reflecting the pre-split capital structure and the bottom row reflecting the post-split capital structure:

Authorized Shares of Common Stock	Issued and Outstanding Shares	Reserved but Unissued	Available for Issuance
250,000,000	97,105,204	0	152,894,796
250,000,000	4,855,261	0	245,144,739

Reasons for the Reverse Split

In determining to authorize the Reverse Split, our Board of Directors considered, among other things, that in the event that the Company engages in acquisitions or is spun out eventually fewer shares should result in a higher per share price of our Common Stock, which might heighten the interest of the financial community in the Company, potentially broaden the pool of investors that may consider investing in the Company and facilitate trading by our stockholders of our shares of Common Stock. In theory, the Reverse Split should cause the trading price of a share of our Common Stock after the Reverse Split to be 20 times what it would have been if the Reverse Split had not taken place. However, this will not necessarily be the case.

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In addition, our Board of Directors considered that as a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers may be reluctant to recommend lower-priced stocks to their clients or may discourage their clients from purchasing such stocks. Other investors may be dissuaded from purchasing lower-priced stocks because the commissions, as a percentage of the total transaction, tend to be higher for such stocks. Our Board of Directors believes that, to the extent that the price per share of our Common Stock remains at a higher per share price as a result of the Reverse Split, some of these concerns may be ameliorated. The combination of lower transaction costs and increased interest from investors could also have the effect of increasing the liquidity of the Common Stock.

In evaluating whether or not to authorize the Reverse Split, in addition to the considerations described above, our Board of Directors also took into account various negative factors associated with reverse stock splits. These factors include:

●	the negative perception of reverse stock splits held by some investors, analysts and other stock market participants;

●	the fact that the stock price of some companies that have implemented reverse stock splits has subsequently declined back to pre-reverse stock split levels; and

●	the adverse effect on liquidity that might be caused by a reduced number of shares outstanding, and the potential concomitant downward pressure decreased liquidity could have on the trading price.

Also, other factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the price of our Common Stock would be maintained at the per share price in effect immediately following the effective time of the Reverse Split. There also can be no assurance that the total market capitalization of the Company following the Reverse Split will be higher than the market capitalization preceding the split or that an increase in our trading price, if any, would be sufficient to generate investor interest.

Stockholders should recognize that if the Reverse Split is effected, they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the Reverse Split divided by 20). While we expect that the Reverse Split will result in an increase in the per share price of our Common Stock, the Reverse Split may not increase the per share price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding. It also may not result in a permanent increase in the per share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding. The history of similar reverse splits for companies in similar circumstances is varied.

If the Reverse Split is effected and the per share price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.

In addition, the Reverse Split will likely increase the number of stockholders who own “odd lots” (stock holdings in amounts of less than 100 shares, in this case often one share). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Any reduction in brokerage commissions resulting from the Reverse Split may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the split.

Finally, following the Reverse Split the number of authorized but unissued shares of our Common Stock relative to the number of issued shares of our Common Stock will be increased. This increased number of authorized but unissued shares of our Common Stock could be issued by the Board without further stockholder approval, which could result in dilution to the holders of our Common Stock. The increased proportion of unissued authorized shares to issued shares could also, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of Common Stock could dilute the ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction. The Reverse Split is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company.

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Exchange Act Matters

Our Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split, if implemented, will not affect the registration of our Common Stock under the Exchange Act or our reporting or other requirements thereunder. Our Common Stock is currently traded and following the Reverse Split will continue to be traded, on the OTCID market under the symbol “AETN”, subject to our continued satisfaction of the OTCID market listing requirements. We will have a new CUSIP number for our Common Stock following the Reverse Split.

Number of Shares of Common Stock and Number of Stockholders

The Reverse Split would have the following effects on the number of shares of Common Stock:

1. Each 20 shares of our Common Stock owned by a stockholder immediately prior to the Reverse Split would become one share of Common Stock after the Reverse Split;

2. All outstanding but unexercised options and warrants entitling the holders thereof to purchase shares of our Common Stock will enable such holders to purchase, upon exercise of their options or warrants, one-twentieth of the number of shares of our Common Stock that such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the Reverse Split, at an exercise price equal to twenty times the exercise price specified before the Reverse Split, resulting in approximately the same aggregate exercise price being required to be paid upon exercise thereof immediately preceding the Reverse Split; and

3. The number of shares of our Common Stock reserved for issuance (including the maximum number of shares that may be subject to options) under our stock option plan will be reduced to one-twentieth of the number of shares currently included in such plan.

Rounding in Lieu of Issuing Fractional Shares

The Company will not issue fractional shares in connection with the Reverse Split. Instead, the Company will round up to the nearest whole share any stockholder’s share ownership to the extent such stockholder would be entitled to receive less than one share of Common Stock or greater as a result of the Reverse Split.

Accounting Matters

The Reverse Split will not affect total stockholders’ equity on our balance sheet. However, because the par value of our Common Stock will remain unchanged, the components that make up total stockholders’ equity will change by offsetting amounts. As a result of the Reverse Split, the stated capital component attributable to our Common Stock will be reduced to an amount equal to one-twentieth of its present amount, and the additional paid-in capital component will be increased by the amount by which the stated capital is reduced. The per share net loss and net book value per share of our Common Stock will be increased as a result of the Reverse Split because there will be fewer shares of our Common Stock outstanding.

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Procedure for Effecting the Reverse Split and Filing the Certificate of Amendment

Generally

The Reverse Split reflected in the Certificate of Incorporation and already filed with the Secretary of State of the State of Delaware will become effective the later of (i) August __, 2026, a date which is at least 20 days after the date on which our definitive Information Statement is first mailed to our stockholders of record, or (ii) announcement of the Company’s new name and reverse split in the Daily List by the Financial Industry Regulatory Authority (FINRA) of such corporate action. At the effective time, each 20 shares of Common Stock issued and outstanding immediately prior to the effective time will, automatically and without any further action on the part of our stockholders, be combined into and become one share of Common Stock, subject to the treatment for fractional shares described above, and each certificate which, immediately prior to the effective time represented pre-Reverse Split shares, will be deemed cancelled and, for all corporate purposes, will be deemed to evidence ownership of post-Reverse Split shares. However, a stockholder will not be entitled to receive any dividends or distributions payable after the Certificate of Amendment is effective until that stockholder surrenders and exchanges his or her certificates.

Olde Monmouth Stock Transfer Co., Inc., the Company’s transfer agent (the “Transfer Agent”), will act as exchange agent for purposes of implementing the exchange of stock certificates, and is sometimes referred to as the “exchange agent.” As soon as practicable after the effective time, a letter of transmittal will be sent to stockholders of record as of the effective time for purposes of surrendering to the exchange agent certificates representing pre-Reverse Split shares in exchange for certificates representing post-Reverse Split shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. From and after the effective time, any certificates formerly representing pre-Reverse Split shares which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-Reverse Split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Street Name and Book-Entry Holders

Upon the Reverse Split, the Company intends to treat shares held by stockholders in “street name”, through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers and other nominees will be instructed to effect the Reverse Split for their beneficial holders. These brokers, banks and other nominees June have other procedures for processing the transaction, however, and stockholders holding in street name are encouraged to ask their brokers, banks or other nominees any questions they June have regarding such procedures.

Stockholders who hold some or all of their shares in electronic book-entry form with the Transfer Agent do not have certificates evidencing their ownership and need not take any action to receive their post-Reverse Split shares. Rather, a statement will be sent automatically to any such stockholder’s address of record indicating the effects of the transaction, including the number of shares of Common Stock held following the Reverse Split.

Certain U.S. Federal Income Tax Consequences

The discussion below is only a summary of certain U.S. federal income tax consequences of the Reverse Split generally applicable to beneficial holders of shares of our Common Stock and does not purport to be a complete discussion of all possible tax consequences. This summary addresses only those stockholders who hold their pre-Reverse Split shares as “capital assets” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and will hold the post-Reverse Split shares as capital assets. This discussion does not address all U.S. federal income tax considerations that June be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult his, her or its own tax advisor as to the particular facts and circumstances that June be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Split.

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The Reverse Split will qualify as a recapitalization for U.S. federal income tax purposes. As a result,

●	Stockholders should not recognize any gain or loss as a result of the Reverse Split.

●	The aggregate basis of a stockholder’s pre-Reverse Split shares will become the aggregate basis of the shares held by such stockholder immediately after the Reverse Split.

●	The holding period of the shares owned immediately after the Reverse Split will include the stockholder’s holding period before the Reverse Split.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. Federal tax penalties. It was written solely in connection with the solicitation of stockholder votes with regard to a proposed reverse split of our Common Stock

PROPOSAL 4 –

TO INCREASE THE NUMBER OF DESIGNATED SHARES OF

SERIES B PREFERRED STOCK TO 4,000,000 SHARES

We intend to use shares of our Series B preferred stock, each share of which has the voting power of 40 shares of our Common Stock, as consideration for transactions as we have done in connection with purchasing an option to acquire the Nkamouna Nickel-Cobalt mining project in Cameroon. Currently we have 2,000,000 shares of Series B preferred stock designated, all of which are held by Paul Mann, President of our Company. We therefore need to designate another 2,000,000 shares of Series B preferred stock for advancing the achievement of our business plan. The Certificate of Amendment to our Certificate of Incorporation to increase the number of designated Series B preferred shares is attached hereto as Exhibit B and incorporated herein by reference.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement.

Security holders sharing an address and receiving a single copy may request to receive a separate Information Statement at Aeternum Health, Inc., 601 Pennsylvania Avenue, N.W., Suite 900, Washington, D.C. 20004. Security holders sharing an address can request delivery of a single copy of the Information Statement if they are receiving multiple copies may also request to receive a separate Information Statement at Aeternum Health, Inc, 601 Pennsylvania Avenue, N.W., Suite 900, Washington, D.C. 20004, telephone: (202) 580-6500.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers, and persons who own more than ten percent (10%) of our outstanding Common Stock, file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by the SEC to furnish us with copies of all such reports they file. Specific due dates for such reports have been established by the SEC and we are required to disclose any failure to file reports by such dates. We believe that during the fiscal year ended December 31, 2025, all reports required to be filed pursuant to Section 16(a) were filed on a timely basis.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

We will provide, upon request and without charge, to each shareholder receiving this Information Statement a copy of our filings with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting Aeternum Health, Inc.,, 601 Pennsylvania Avenue, N.W., Suite 900, Washington, D.C. 20004, telephone: (202) 580-6500.

Date: August 21, 2026	Aeternum Health, Inc.

By Order of the Board of Directors

	By:	/s/ Paul Mann
Paul Mann
President

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Exhibit A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO

THE CERTIFICATE OF INCORPORATION

OF

AETERNUM HEALTH, INC.

Aeternum Health, Inc. (the “Corporation”), a Delaware corporation, does hereby certify that the following amendment to the Corporation’s Certificate of Incorporation to change Paragraph First to change the name of the Corporation and Paragraph Fourth to (i) increase the number of authorized shares of common stock and (ii) effect a 1:20 reverse stock split has been duly adopted in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law, as follows:

FIRST: The name of the corporation is:

Aeternum Resources, Inc.

FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 500,000,000 shares of common stock, $.01 par value per share (“Common Stock”), and 10,000,000 shares of blank check preferred stock, par value $.01 per share. The Board of Directors is hereby expressly authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Reverse Stock Split. The effective date of this reverse stock split shall be upon the later of (i) the announcement of the reverse split in the Daily List by the Financial Industry Regulatory Authority (FINRA) of such corporate action or (ii) the date which is at least 20 days after the date on which the Corporation’s definitive Information Statement is first mailed to its stockholders of record (the “Effective Time”). At the Effective Time, each 20 shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time shall automatically be combined and converted, without any action on the part of the holder thereof, into one (1) share of fully paid and nonassessable Common Stock of the Corporation (the “Reverse Stock Split”). This Reverse Stock Split shall be effected on a certificate-by-certificate basis, and no fractional shares shall be issued as a result of this Reverse Stock Split. In lieu thereof, the Corporation shall round up in the event a stockholder would be entitled to receive less than one (1) share of Common Stock as a result of the Reverse Split.

IN WITNESS WHEREOF, the Corporation has made the foregoing Amendment to the Certificate of Incorporation, and the President has hereunto set his hand as of the 31st day of July, 2026.

AETERNUM HEALTH, INC.

By:	/s/ Paul E. Mann
Paul E. Mann, CEO

Exhibit B

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO

THE CERTIFICATE OF INCORPORATION

OF

AETERNUM HEALTH, INC.

Aeternum Health, Inc. (the “Corporation”), a Delaware corporation, does hereby certify that the following amendment to the Corporation’s Certificate of Incorporation to change Paragraph Fourth, subsection (1) of subsection B to designate an additional 2,000,000 shares of Series B preferred stock has been duly adopted in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law, as follows:

FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 500,000,000 shares of common stock, $.01 par value per share (“Common Stock”), and 10,000,000 shares of blank check preferred stock, par value $.01 per share. The Board of Directors is hereby expressly authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(B) Description and Designation of Series B Preferred Stock.

(1) Designation. A total of 4,000,000 shares of the Corporation’s Preferred Stock shall be designated as :Series B Preferred Stock”. As used herein, the term “Preferred Stock” used without reference to the Series A Preferred Stock or the Series B Preferred Stock means the shares of Series A Preferred Stock or the Series B Preferred Stock and the shares of any series of authorized Preferred Stock of the Corporation issued and designated from time to time by a resolution of the Board of Directors, share for share alike and without distinction as to class or series, except as otherwise expressly provided below.

The effective date of this amendment shall be upon the later of (i) the announcement of the increase in designated Series B preferred stock in the Daily List by the Financial Industry Regulatory Authority (FINRA) of such corporate action or (ii) the date which is at least 20 days after the date on which the Corporation’s definitive Information Statement is first mailed to its stockholders of record (the “Effective Time”).

The remaining provisions of the Certificate of Incorporation not affected by the aforementioned amendment shall remain in full force and shall not be affected by this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has made the foregoing Amendment to the Certificate of Incorporation, and the President has hereunto set his hand as of the 6th day of August, 2026.

AETERNUM HEALTH, INC.

By:	/s/ Paul E. Mann
Paul E. Mann, President